Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Amended Investment Advisory Agreement dated July 31, 2014 between Registrant and Emerald Mutual Fund Advisers Trust with respect to the Emerald Insights Fund is incorporated herein by reference to Exhibit (d)(40) to Post-Effective Amendment No. 134 to Registrant’s Registration Statement filed on July 30, 2014, accession number: 0001193125-14-287082.

Amended Investment Advisory Agreement dated June 10, 2014 between Registrant and Seafarer Capital Partners, LLC with respect to the Seafarer Overseas Growth and Income Fund is incorporated herein by reference to Exhibit (d)(41) to Post-Effective Amendment No. 136 to Registrant’s Registration Statement filed on August 28, 2014, accession number: 0001193125-14-325557.

Form of Investment Sub-Advisory Agreement dated October 9, 2014 among Registrant, Highland Associates, Inc. and Pinebridge Investments LLC with respect to the Redmont Resolute Fund I and Redmont Resolute Fund II is filed herewith.